Exhibit 99.1

News Release

Babcock & Wilcox Releases 2018 Annual Report

(BARBERTON, Ohio. – April 2, 2019) – Today, Babcock & Wilcox Enterprises, Inc. (NYSE: BW) released its annual report on Form 10-K, which is available on the investor section of the Company’s website, www.babcock.com. Also, as previously announced on March 29, 2019 on Form 8-K, the Company and its lenders entered into an agreement further amending its credit agreement and waiving certain covenants and events of default through April 5, 2019.  Pending the disclosure of additional information regarding the outcome of ongoing discussions with our lenders and potential sources of additional capital, the Company directs investors and other interested parties to its full disclosure regarding its financial position and results of operations included in its annual report on Form 10-K.

About B&W
Babcock & Wilcox is a global leader in energy and environmental technologies and services for the power and industrial markets, and has been transforming our world for more than 151 years. Follow us on Twitter @BabcockWilcox and learn more at www.babcock.com.
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Investor Contact:    Media Contact:
Megan Wilson    Ryan Cornell
Vice President, Corporate Development & Investor Relations    Public Relations
Babcock & Wilcox    Babcock & Wilcox
704.625.4944    330.860.1345
investors@babcock.com    rscornell@babcock.com